Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form F-3 No. 333-230654 and Form S-8 No. 333-259997) of Zealand Pharma A/S of our reports dated March 24, 2022, with respect to the consolidated financial statements of Zealand Pharma A/S, and the effectiveness of internal control over financial reporting of Zealand Pharma A/S, included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

/S/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

March 24, 2022